Exhibit 10.33

HERTZ GLOBAL HOLDINGS, INC.
DIRECTOR STOCK INCENTIVE PLAN

ARTICLE I
PURPOSE

The purposes of the Hertz Global Holdings, Inc. Director Stock Incentive Plan are to enable the Company to attract, retain and motivate the best qualified non-employee directors and to enhance a long-term mutuality of interest between the non-employee directors and stockholders of the Company by granting eligible directors an equity interest in the Company.

ARTICLE II
DEFINITIONS

2.1  Definitions.  Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Adjustment Event” means any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar event affecting the Common Stock of the Company.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person; provided that a director, member of management or other employee of the Company or any of its Subsidiaries shall not be deemed to be an Affiliate of the Investors.  For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.

“Annual Retainer Fee” means the annual fee payable to an Eligible Director for his service as a member of the Board, which may be payable in whole or in part cash, Shares or Options, as the Board may determine from time to time.

“Award” means any Option, Phantom Stock, Elective Share Award or Fee Share Award awarded under the Plan.

“Board” means the Board of Directors of the Company.

“Carlyle Investors” means, collectively, (i) Carlyle Partners IV, L.P., (ii) CEP II Participations S.àr.l., (iii) CP IV Co-investment, L.P., and (iv) CEP II U.S. Investments, L.P.

“Cash Fees” means the amount of any Annual Retainer Fee, Committee Retainer Fee or other fee that would, absent an election to receive an Elective Share Award or Phantom Stock pursuant to the terms of the Plan, be payable by the Company in cash to a Participant for services to be performed by the Participant.

“CDR Investors” means, collectively, (i) Clayton, Dubilier & Rice Fund VII, L.P., (ii) CDR CCMG Co-Investor L.P., and (iii) CD&R Parallel Fund VII, L.P.

“Change in Control” means the first to occur of the following events after the Plan Effective Date:

                (i)  the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by the Investors, or any Affiliates of any of the foregoing;

                (ii)  the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                (iii)  within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election  to the Board  by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (iii); or

                (iv)  the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of  the Company.

Notwithstanding the foregoing, a Public Offering shall not constitute a Change in Control.

“Change in Control Price” means the price per Share offered in conjunction with any transaction resulting in a Change in Control.  If any part of the offered price is payable other than in cash, the Change in Control Price shall be determined in good faith by the Board or constituted immediately prior to the Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Committee Retainer Fee” means the annual fee payable to an Eligible Director for his service as the chairman or a member of a committee of the Board.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” means Hertz Global Holdings, Inc., a Delaware corporation, and any successor thereto.

“Date of Issuance” has the meaning given in Section 6.1.

“Deferral Election” has the meaning given in Section 7.1.

“Elective Share Award” means any award of Shares made by reason of the election of a Participant to receive Shares in lieu of Cash Fees.

“Eligible Director” means a director of the Company who is not, at the relevant time, an officer or employee of the Company or any of its Subsidiaries.

“Fair Market Value” means, as of any date of determination prior to a Public Offering, the per share fair market value on such date of a Share as determined in good faith by the Board.  In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, but not limited to, the earnings and other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company, and any recent valuation of the Shares that shall have been performed by an independent valuation firm (although nothing herein shall obligate the Board to obtain any such independent valuation).  The determination of Fair Market Value will not give effect to any restrictions on transfer of the Shares or take into account any control premium, but shall be determined taking into account the fact that such Shares would represent a minority interest in the Company and are illiquid.  Following a Public Offering, “Fair Market Value” shall mean, as of any date of determination, the mid-point between the high and the low trading prices for such date per Share on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time).  In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price of a Share on the immediately preceding day on which Common Stock transactions were so reported.

“Fee Option Award” means any award of Options made to an Eligible Director as compensation for services.

“Fee Share Award” means any award of Shares made to an Eligible Director as compensation for services.

“Initial Investors” means, collectively, the Carlyle Investors, the CDR Investors and the Merrill Lynch Investors.

“Investors” means collectively (i) Initial Investors, (ii) TC Group L.L.C. (which operates under the trade name The Carlyle Group), (iii) Clayton, Dubilier & Rice, Inc., (iv) Merrill Lynch Global Partners, Inc., (v) any Affiliate of any thereof, including any investment fund or vehicle managed, sponsored or advised by any thereof, (vi) any successor in interest to any thereof.

“Merrill Lynch Investors” means, collectively, (i) ML Global Private Equity Fund, L.P., (ii) Merrill Lynch Ventures L.P. 2001, (iii) CMC-Hertz Partners, L.P., and (iv) ML Hertz Co-Investor, L.P.

“Option” means the right to purchase Shares at a stated exercise price on the terms specified in Article 6 of this Plan and any accompanying Option Agreement.

“Option Agreement” means an agreement entered into by the Eligible Director and the Company, setting forth the terms and provisions applicable to an Option granted under this Plan.

“Participant” means any Eligible Director who is granted an Award.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Phantom Stock” has the meaning given in Section 7.2.

“Plan” means this Hertz Global Holdings, Inc. Director Stock Incentive Plan, as set forth herein and as the same may be further amended from time to time.

“Plan Effective Date” means the date on which this Plan is approved by the stockholders of the Company.

“Public Offering” means the first day as of which (i) sales of Shares are made to the public in the United States pursuant to an underwritten public offering of the Shares led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the Board has determined that Shares otherwise have become publicly-traded for this purpose.

“Share” means a share of Common Stock.

“Share Award” means any Elective Share Award or Fee Share Award.

“Stock Account” means a memorandum account established to record the deferral of fees, pursuant to a Deferral Election and in accordance with Section 7.2, otherwise payable to an Eligible Director, as described in Section 7.1.

“Subsidiary” means any corporation or other entity of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other voting or controlling equity interest in the case of an entity that is not a corporation.

2.2  Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III
ADMINISTRATION

3.1  Powers of the Board.  This Plan shall be administered by the Board.  The Board shall have the responsibility of construing and interpreting the Plan, determining the additional terms and conditions of the Awards and of establishing and amending such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan.  Any decision or action taken or to be taken by the Board arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the greatest extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon the Company and its Subsidiaries, all Participants and any person claiming under or through any Participant.  The Board may delegate its powers (other than the power to amend this Plan) and functions hereunder to a duly appointed committee of the Board and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the

Board.  All expenses incurred in the administration of the Plan, including, but not limited to, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

3.2  Delegation.  The Board may designate the Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Board in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents on its behalf.

ARTICLE IV
STOCK SUBJECT TO PLAN

4.1  Number.  Subject to the provisions of this Article IV, the number of Shares subject to Awards under the Plan may not exceed 3,500,000 Shares, plus any Shares that, after the Plan Effective Date, become available for Awards under this Plan in accordance with Section 4.2 below.  Without limiting the generality of the foregoing, whenever Shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan, only the net number of Shares actually issued shall be counted against the foregoing limit.  The Shares to be delivered under the Plan may consist, in whole or in part, of treasury stock or authorized but unissued Common Stock not reserved for any other purpose.

4.2  Canceled, Terminated, or Forfeited Awards.  Any Shares subject to any Award granted hereunder which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock after the Plan Effective Date shall be available for further Awards under the Plan.

4.3  Adjustment in Capitalization.  The number of Shares available for issuance under the Plan and the number, class, exercise price or other terms of any outstanding Award shall be adjusted by the Board to reflect any Adjustment Event.

ARTICLE V
 OPTIONS

5.1  Fee Option Award.  If, and to the extent so determined by the Board from time to time, all or a portion of the Annual Retainer Fee, Committee Retainer Fee and/or other fees payable to an Eligible Director shall be payable in Options to purchase Shares at an exercise price no less than the Fair Market Value on the date of grant.

5.2  Option Agreement.  Each Option shall be evidenced by an Option Agreement that shall specify the exercise price, the term of the Option, the number of Shares to which the Option pertains, the period in which the Option may be exercised and such other provisions as the Committee shall determine.

5.3  Exercise and Payment for Options.  Options awarded under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve.  The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that prior written notice of exercise be given and that the exercise price be paid in full in cash, cash equivalents or other readily-available funds at the time of exercise.  Notwithstanding the foregoing, on such terms as the Board may establish from time to time following a Public Offering, the Board (i) may permit an Eligible Director to tender any Shares such Eligible Director has owned for at least six months and one day for all or a portion of the applicable exercise price and (ii) may authorize the Company to establish a broker-assisted exercise program.  As soon as practicable after receipt of written notification of exercise and provisions for full payment therefore, the Company shall (x) deliver to the Eligible Director, in the Eligible Director’s name, a Share certificate or certificates in an appropriate aggregate amount based upon the number of Shares purchased under the Option, or (y) cause to be issued in the Eligible Director’s name, in book-entry form, an appropriate number of Shares based upon the number of Shares purchased under the Option.

5.4  Termination of Director Status.  Each Option Agreement shall set forth the extent to which the Eligible Director shall have the right to exercise an Option following termination of the Eligible Director’s position on the Board.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Option Agreement entered into with Eligible Directors, need not be uniform among all Options granted pursuant to this Plan or among Eligible Directors and may reflect distinctions based on the reasons for termination of director status.

ARTICLE VI
FEE SHARE AWARDS AND ELECTIVE SHARE AWARDS

6.1  Fee Share Awards.  If, and to the extent so determined by the Board from time to time, all or a portion (equal to at least 50%) of the Annual Retainer Fee, Committee Retainer Fee and/or other fees payable to an Eligible Director shall be payable in Shares (or Phantom Stock if such Eligible Director makes applicable Deferral Election pursuant to Article VII, issuable as of such date or dates as the Board shall determine from time to time (the “Date of Issuance”) and subject to such vesting or other restrictions on delivery or transferability as the Board shall determine.  Notwithstanding the foregoing, if the Date of Issuance determined in the preceding sentence is not a business day, the grant of Shares shall be made on the next following business day.  The number of Shares to be issued as a Fee Share Award as of each Date of Issuance shall equal the greatest number of whole Shares derived from the quotient of (i) the dollar amount of the applicable Annual Retainer Fee, Committee Retainer Fee and/or other fees, as the case may be, the Committee has determined to pay in Shares and (ii) the Fair Market Value on the Date of Issuance.  If, after the application of the preceding formula as of any Date of Issuance, there is a cash remainder, the Company shall pay the Eligible Director the amount of such cash remainder as soon as practicable following such Date of Issuance.

6.2  Elective Share Awards.  Subject to such minimum participation standards or other conditions as the Board may determine from time to time, an Eligible Director may elect to have any portion of the Cash Fees that would otherwise have been payable to the Eligible Director for services as a director paid in Shares.  The number of Shares to be issued as an Elective Share Award as of each Date of Issuance shall equal the greatest number of whole Shares derived from the quotient of (i) the dollar amount of the Cash Fees elected to be paid in Shares at such Date of Issuance in accordance with the immediately preceding sentence and (ii) the Fair Market Value on the Date of Issuance.  If, after the application of the preceding formula as of any Date of Issuance, there is a cash remainder, the Company shall pay the Eligible Director the amount of such cash remainder as soon as practicable following such Date of Issuance.

ARTICLE VII
DEFERRED COMPENSATION PROGRAM

7.1  Deferral Election.

(a)  An Eligible Director may, by written notice filed with the Secretary of the Company, elect to defer receipt of all or any part (equal to at least 50%) of any Cash Fees or Share Awards payable to such Eligible Director in respect of the calendar year and to have such amounts credited, in whole or in part, to a Stock Account, in accordance with Section 7.2 (such written notice, a “Deferral Election”).  Any such election shall be made (i) with respect to any Cash Fees or Share Awards, the Date of Issuance of which is in the same calendar year in which the Plan becomes effective, within thirty days of the Plan Effective Date, and (ii) with respect to any other Cash Fees or Share Awards, by December 31 of the calendar year prior to the year in which the Date of Issuance would otherwise occur.  Notwithstanding the immediately preceding sentence, any person who becomes an Eligible Director after the adoption of the Plan, may elect, not later than the end of the calendar month in which the Eligible Director becomes eligible to participate in this Plan, to defer receipt of any Cash Fees or delivery of all or any part of the Shares deliverable in respect of any Share Award payable following such election.

(b)  A Deferral Election shall continue in effect (including with respect to fees payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such Deferral Election by written notice filed with the Secretary of the Company.  Any such revocation or modification of a Deferral Election shall apply only with respect to the deferral of all or any part of any Cash Fees or Share Awards payable to such Eligible Director in respect of calendar years following the year in which such revocation or modification is made.  Amounts credited to the Eligible Director’s Stock Account prior to the effective date of any such revocation or modification of a Deferral Election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan.  An Eligible Director who has revoked a Deferral Election may file a new Deferral Election, provided that such Deferral Election shall be effective no sooner than in the calendar year following the year in which such Deferral Election is filed.

7.2  Stock Account.  Any Cash Fees deferred pursuant to a Deferral Election shall be deemed to be invested in a number of notional Shares of the Company (the “Phantom Stock”) equal to the quotient of (i) the amount of such fees divided by (ii) the Fair Market Value of a Share on the date the fees would have been payable.  Any Share Award as to which a Participant has elected to defer delivery of the Shares shall be credited to the Participant’s Stock Account and shall be deemed to be invested in a number of Shares of

Phantom Stock equal to the number of Shares that would otherwise have been delivered to the Participant.  Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Shares of Phantom Stock in the Eligible Director’s Stock Account shall be increased by the number of Shares of Phantom Stock determined by dividing (i) the product of (A) the number of Shares of Phantom Stock in the Eligible Director’s Stock Account on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per Share value of such dividend, as determined by the Company for purposes of income tax reporting) by (ii) the Fair Market Value of a Share on the related dividend payment date.  In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director’s Stock Account shall be increased by the number of Shares of Phantom Stock equal to the product of (i) the number of Shares of Phantom Stock credited to the Eligible Director’s Stock Account on the related dividend record date and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share.  In the event of any change in the number or kind of outstanding Shares by reason of any Adjustment Event affecting the Shares, other than a stock dividend as provided above, the Board shall make an appropriate adjustment in the number of Shares of Phantom Stock credited to the Eligible Director’s Stock Account.  Fractional Shares of Phantom Stock shall be credited, but shall be rounded to the nearest hundredth of a Share.

7.3  Distribution from Accounts.  The value of any Phantom Stock to be credited to the Stock Account shall be distributed in the greatest number of whole Shares (with any fractional interest payable in cash) immediately following the date the Eligible Director ceases to be a director (or, if earlier, upon a Change in Control).

ARTICLE VIII
CHANGE IN CONTROL

In the event of a Change in Control, all Awards shall become nonforfeitable and be immediately transferable or payable, as the case may be.  In the event that any Change in Control occurs as a result of any transaction described in subclause (iii) of the definition of such term, any Eligible Director who ceases to be an Eligible Director due to death or disability or for any reason other than misconduct as a director on or after the date, if any, on which the stockholders of the Company approve such transaction, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Article VIII), as continuing to serve as an Eligible Director until the occurrence of such Change in Control.

ARTICLE IX
RIGHTS AS A STOCKHOLDER

An Eligible Director shall have no rights as a stockholder, including but not limited to the right to vote on any matter submitted to the Company’s stockholders, with respect to any Shares covered by an Award until he or she shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

ARTICLE X
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided that no amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the holder thereof.

ARTICLE XI
MISCELLANEOUS PROVISIONS

11.1  Nontransferability of Awards.  No Award shall be assignable or transferable except by will or the laws of descent and distribution or as may be permitted by the Board.

11.2  Beneficiary Designation.  Each Eligible Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death.  Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime.  In the absence of any such designation, benefits remaining unpaid at the Eligible Director’s death shall be paid to or exercised by the Eligible Director’s surviving spouse, if any, or otherwise to or by his estate.

11.3  No Right to Serve as a Director.  This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company, provided that each Eligible Director by accepting each Award shall represent to the Company that it is his good faith intention to continue to serve as a director of the Company until the next annual meeting of stockholders at which members of such Eligible Director’s class are subject to re-election and that he agrees to do so unless a change in circumstances arises.

11.4  Withholding Taxes.  The Company shall have the right to deduct from all amounts paid to an Eligible Director in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan.  In the case of any Award satisfied in the form of Shares, no shares shall be issued unless and until arrangements satisfactory to the Board shall have been made to satisfy any withholding tax obligations applicable with respect to such Award.  Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Board may, subject to such terms and conditions as it may establish from time to time, permit an Eligible Director to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (but no greater amount).

11.5  No Limit on Corporate Action.  The existence of this Plan and Shares granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

11.6  No Right to Particular Assets.  Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons.  Any reserves that may be established by the Company in connection with this Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to an Eligible Director.  To the extent that any Eligible Director or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

11.7  Compliance with Legal and Exchange Requirements.  The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any Exchange on which the Shares are listed.  If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any United States or non-United States federal, state or other  law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.  The Company, in its discretion, may require an Eligible Director to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations.  The Company shall not be obligated by virtue of any provision of the Plan to recognize any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations.

11.8  Issuance of Stock Certificates; Legends.  Certificates for Shares issued hereunder shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of any agreements between the Company and the Eligible Director with respect to such Shares.

11.9  Agents and Indemnification.  The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  No member or former member of the Board or any committee thereof or any person designated pursuant to Section 3.2 above shall be liable for any action or determination made in good faith with respect to this Plan.  To the maximum extent permitted by applicable law and the Company’s Certificate of Incorporation and By-Laws, each member or former member of the Board or any committee thereof or any person designated pursuant to Section 3.2 above shall be indemnified and held harmless by the Company against any cost, expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan, unless arising out of such person’s own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company.

11.10  Notices.  Each Eligible Director shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and Shares.  Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid.  If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.

11.11  Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

11.12  Unfunded Plan; Plan Not Subject to ERISA.  The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company.  The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

11.13  Governing Law.  The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction.

11.14  Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.